Exhibit 10.59
FIRST AMENDMENT
TO
STOCK OPTION AGREEMENT
This FIRST AMENDMENT (this “Amendment”) to that certain Stock Option Agreement, dated effective as of February 11, 2003 (the “Option Agreement”), is made by and between AMERICAN ECOLOGY CORPORATION, a Delaware corporation (the “Company”), and STEPHEN A. ROMANO (the “Optionee”). The Company and Optionee desire to amend the Option Agreement, effective as of December 7, 2006, as follows:
1. Exercisability. Section 3.a. of the Option Agreement is hereby amended in its entirety to read as follows:
a.
The Option granted herein may be exercised in whole or in part, to the extent then vested and subject to earlier termination as provided herein, continuing to a date 10 years subsequent to the date hereof (the “Expiration Date”). In the event the Option is exercised in full or in part prior to a Change of Control of the Company, the Optionee agrees, as a condition to such exercise, that he will, so as long as retains the title of Chief Executive Officer of the Company, retain that number of “after-tax” shares received by him from any such exercise which are equal in value to four (4) times Optionee’s annual salary from the Company, valued as of the date of exercise of the Option; provided, that such retention obligation shall terminate and no longer apply upon a Change of Control or termination of employment without Cause or resignation for Good Reason (as defined in the Employment Agreement) or a change in Optionee’s title from that of Chief Executive Officer. Failure to comply with this provision will result in Optionee’s forfeiture of the unvested portion of the Option and ineligibility to participate in the Company’s incentive programs.

2. Restatement of Option Agreement. The remainder of the Option Agreement, as modified by this Amendment, shall remain in full force and effect, and shall be binding on the parties hereto according to its terms. The Option Agreement shall be construed, to the extent possible, so as to be consistent with this Amendment.
3. Miscellaneous. This Amendment may not be modified, supplemented or amended except in a writing signed by the parties. This Amendment shall be binding upon, and shall inure to the benefit of, the parties’ respective heirs, executors, representatives, successors and assigns. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any signed counterpart may be delivered by facsimile or other form of electronic transmission with the same legal force and effect as delivery of an originally signed document.
IN WITNESS WHEREOF, the parties have executed this First Amendment to Stock Option Agreement effective as of the date set forth above.

Company:		AMERICAN ECOLOGY CORPORATION:

	By:	/s/ Kenneth C. Leung

	Print Name:	KENNETH C. LEUNG

	Title:	Chairman of the Board of Directors

Optionee:		/s/ Stephen Anthony Romano

STEPHEN A. ROMANO